UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Earliest Event Reported: November 8, 2022

ARRAY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39613	83-2747826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3901 Midway Place NE
Albuquerque, New Mexico 87109
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (505) 881-7567

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ARRY	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 8, 2022, Array Technologies, Inc. (the “Company”) announced its financial results for the quarter ended September 30, 2022, by issuing a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. In the press release, the Company also announced that it would be holding a conference call on November 8, 2022, at 5:00 p.m. Eastern Time to discuss its financial results and provide an investor presentation. A copy of the investor presentation will be posted to our website at www.arraytechinc.com and is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information included in Item 2.02 of this Current Report on Form 8-K and the exhibits attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in any such filing.

Certain non-GAAP measures are set forth in Exhibit 99.1. A non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. The disclosure in Exhibit 99.1 allows investors to reconcile the non-GAAP measures to GAAP.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 7, 2022, management and the Audit Committee of the Board of Directors (the “Board”) of the Company, in consultation with BDO USA, LLP (“BDO”), the Company’s independent registered public accounting firm, determined that the Company’s previously issued interim financial statements filed on its Form 10-Q as of June 30, 2022, and for the three and six months ended June 30, 2022 (the “Non-Reliance Periods”), should no longer be relied upon until the financial statements are restated. The restated financial statements are included in Amendment No. 1 to the Company’s 10-Q for the quarter ended June 30, 2022, which is being filed concurrently with this current report.

The Audit Committee concluded that the previously issued interim financial statements included certain material misstatements as a result of:

(i) an accounting error caused by an error in the sales order entry process. A clerical error incorrectly overstated the value of a contract by adding a customer down payment to the total contract value. The result was to overstate revenue recorded for the respective contract during the three and six months ended June 30, 2022. Correcting the contract value had the effect of decreasing our revenue and gross profit for the three and six months ended June 30, 2022 by $5.1 million.

(ii) a consolidation error that resulted in the misclassification of foreign subsidiary personnel costs within general and administrative (“G&A”) expense instead of cost of revenue on the income statement. Reclassifying the correct amount of personnel costs from G&A expense to cost of revenue had the effect of decreasing our gross profit for the three and six months ended June 30, 2022 by $2.4 million with no impact on net income.

The Company’s management and the Audit Committee have discussed these matters with the Company’s independent auditors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2022, Ron Corio delivered written notice to the Board of the Company stating that he had resigned from his position as a member of the Board. At the time of his resignation, Mr. Corio was not a member of any committee of the Board. Mr. Corio’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Effective November 8, 2022, the Board, acting upon the recommendation of its Nominating and Corporate Governance Committee, appointed Tracy Jokinen to serve as a member of the Board. Ms. Jokinen will serve as a director until the Company’s

2025 Annual Meeting of Stockholders and until her successor shall be elected and qualified, or her death, resignation, retirement, disqualification, or removal from office.

There are no arrangements or understandings between Ms. Jokinen and any other persons pursuant to which she was selected to serve as a director of the Company. In addition, there are no transactions between the Company and Ms. Jokinen or her immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Exchange Act.

Item 7.01 Regulation FD Disclosure.

On November 8, 2022, the Company issued a press release describing the matters in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.3 to this report and incorporated by reference herein. The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the SEC or incorporated by reference in any filing under the Exchange Act or the Securities Act except as shall be expressly set forth by specific reference in any such filings.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Title or Description

99.1	Press Release of Array Technologies, Inc., dated November 8, 2022.
99.2	Investor Presentation of Array Technologies, Inc., dated November 8, 2022.
99.3	Press Release of Array Technologies, Inc., dated November 8, 2022.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Array Technologies, Inc.

Date: November 8, 2022	By:	/s/ Tyson Hottinger
Name: Tyson Hottinger
Title: Chief Legal Officer